Exhibit 10.7

                                            EXECUTION COPY


                              AMENDED AND RESTATED IGL GUARANTEE AGREEMENT
                         dated as of December 22, 1997, by IMC Global Inc., a Delaware corporation ("IGL"), for the benefit of the lenders party to the Consolidated Credit Agreement (as defined below) from time to time (the "Lenders"), amending and restating the

                         Amended, Restated and Consolidated FTX Guarantee Agreement dated as of December 15, 1997, by Freeport-McMoRan Inc., a Delaware corporation ("FTX") (the "FTX Guarantee Agreement"), which amended, restated and consolidated (i) the Amended and Restated FTX Guarantee Agreement dated as of December 20, 1996, by FTX (the "FMPOC Guarantee Agreement"), and (ii) the Amended and Restated Guaranty Agreement dated as of December 20, 1996, by FTX (the "Circle C Guarantee Agreement", and,

                         together with the FMPOC Guarantee Agreement, the "Existing Guarantees"); the Existing Guarantees, as amended, restated and consolidated by the FTX Guarantee Agreement and as further amended and restated by this Agreement, being this "Guarantee").


                         WHEREAS, IGL has consummated a merger, whereby FTX
               was merged with and into IGL on December 22, 1997 (the "Merger"), and, pursuant to the Merger, IGL has succeeded to all the rights and obligations of FTX under the FTX Guarantee Agreement.

                         WHEREAS, the Existing Guarantees guaranteed the
               obligations of (i) FM Properties Operating Co., a Delaware general partnership ("FMPOC"), as the borrower under the Amended and Restated Credit Agreement dated as of December 20, 1996, among FMPOC, FTX, the banks party thereto and The Chase Manhattan Bank ("Chase")(the "FMPOC Revolving Facility"), and as the borrower under the Second Amended and Restated Note Agreement, as amended, dated as of June 30, 1995, among FMPOC, FTX, Hibernia National Bank and Chase (the "FMPOC Term Loan Facility"), and (ii) Circle C Land Corp., a Texas corporation ("Circle C"), as the borrower under the Amended and Restated Credit Agreement dated as of December 20, 1996, between Circle C and Texas Commerce Bank National Association (the "Circle C Loan Facility", and together with the FMPOC Revolving Facility and the FMPOC Term Loan Facility, the "Existing Credits").


                         WHEREAS, the Existing Credits have been amended
               and restated and the terms and provisions thereof have been consolidated into the Amended, Restated and Consolidated Credit Agreement dated as of December 15, 1997, among FMPOC, Circle C, FM Properties Inc., a Delaware corporation, the financial institutions listed on the signature pages thereof and Chase, as administrative agent and documentary agent thereunder (as amended or modified and in effect from time to time, the "Consolidated Credit Agreement").


                         WHEREAS, it is the intent of the parties to the
               Consolidated Credit Agreement that the Consolidated Credit Agreement (i) shall evidence the Borrower's Debt (as defined in the Consolidated Credit Agreement) under the Existing Credits, (ii) has been entered into as an amendment, restatement and consolidation of the obligations of any of the Borrowers under the Existing Credits and (iii) is in no way intended to constitute a novation of any of the Borrowers' Debt which was evidenced by any of the Existing Credits.

                         WHEREAS, in connection with the consummation of
               the Merger and the assumption by IGL, as successor by merger to FTX, of all FTX's rights and obligations as a Guarantor under the FTX Guarantee Agreement and the Consolidated Credit Agreement, IGL wishes to enter into this Guarantee in furtherance of the foregoing which Guarantee shall amend, restate and evidence the FTX Guarantee Agreement and, upon the satisfaction of the conditions precedent set forth in
               Section 4.01, the FTX Guarantee Agreement, in its form immediately prior to the effectiveness of this Guarantee, shall be of no further force and effect.


                         NOW THEREFORE, in consideration of the premises
               and of the mutual covenants herein contained, IGL agrees as follows:


                                        ARTICLE I

                                        GUARANTEE



                         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

                         "Borrowers" means FMPOC and Circle C.


                         "Chase" has the meaning specified in the preamble
               to this Guarantee.

                         "Consolidated Credit Agreement" has the meaning
               assigned to such term in the preamble to this Guarantee.

                         "Coverage Period" has the meaning assigned to such
               term in Section 1.04.

                         "Financial Covenants" shall mean any covenants or
               agreements requiring the maintenance, achievement or satisfaction of specified financial condition, financial performance or financial ratios, including, without limitation, covenants relating to net worth or similar measures, interest or fixed charge coverage tests, leverage tests, working capital tests and earnings or cash flow tests.

                         "FTX Guarantee Agreement" has the meaning set
               forth in the preamble to this Guarantee.

                         "IGL Credit Agreement"  means that certain Five-
               Year Credit Agreement dated as of December 15, 1997, among IGL, the financial institutions from time to time parties thereto, Morgan Guaranty Trust Company of New York, as administrative agent, Royal Bank of Canada, as documentation agent, and Chase and NationsBank, N.A., as co-syndication agents, as the same may be amended, modified, renewed or extended from time to time and including any bank credit facility which refinances or replaces the IGL Credit Agreement then in effect and which serves as IGL's primary bank credit facility.

                         "Loan" means each Loan made under the Consolidated
               Credit Agreement at any time when no Default or Event of Default shall have occurred and be continuing.


                         "Obligations" means the payment of principal and
               interest on the Loans, the reimbursement in full of any amounts drawn under a Letter of Credit, and the posting of cash collateral in respect of Letters of Credit, and the payment of all Fees, expenses and other amounts (including, without limitation, indemnities) payable under the Loan Documents; provided, however, that the amount of indemnities of the Borrowers in respect of any environmental obligations (excluding fees and expenses related thereto) covered by this Guarantee shall not exceed an amount in excess of $5,000,000.

                         (b)  Capitalized terms used herein and not
               otherwise defined herein shall have the meanings ascribed to such terms in the Consolidated Credit Agreement.

                         (c) Unless otherwise stated, Section and Article references made herein are to Sections and Articles, as the case may be, of this Guarantee. Except as otherwise expressly provided herein, any reference in this Guarantee to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

                         SECTION 1.02. The Guarantee. (a) Subject to the provisions of Section 1.04, IGL herby unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the due and punctual payment when and as due (whether at stated maturity, by notice of prepayment, upon acceleration or otherwise) of the Obligations. IGL agrees that it shall pay on demand any of the Obligations for which it is liable pursuant to this Guarantee which has remained unpaid by the relevant Borrower for five Business Days after such amount is due or demanded from the relevant Borrower; provided that if an event referred to in Section 7.01(h) or

               (i) of the Consolidated Credit Agreement has occurred with respect to a Borrower, such amounts shall be payable on demand by IGL; provided further, that if an event referred to in Section 7.01(h) or (i) of the Consolidated Credit Agreement has occurred with respect to a Borrower, IGL shall have the right to pay all such amounts to the Administrative Agent without the necessity of any such demand. The obligations of IGL under this Guarantee shall be a guarantee of payment and not of collection. Upon payment by IGL of any sums to a Lender or an Agent as provided above in this Guarantee, IGL shall be subrogated to the rights of such Lender or Agent, as applicable, against such Borrower with respect to such payment; provided that all rights of IGL against a Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior payment in full of all the Obligations to the Lenders and the Agents and shall not be exercised by IGL prior to payment in full of all Obligations and termination of the Commitments. If any amount (other than any fees payable to IGL in respect of its guarantee hereunder) shall be paid to IGL on account of any amount paid by IGL pursuant to this Guarantee or otherwise at any time when all the Obligations shall not be paid in full and a Default or Event of Default shall have occurred and be continuing, such amount shall be held in trust by IGL for the benefit of the Agents and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations, whether matured or unmatured. At such time as all Obligations owing to each Lender have been paid in full and its Commitment terminated, each Lender shall, in a reasonable manner, assign (subject to the continued effectiveness and the reinstatement provided for above) the amount of the Obligations owed to it and paid by IGL pursuant to this Guarantee to IGL, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by IGL, or make such other disposition thereof as IGL shall reasonably direct (all without any representation or warranty by, or any recourse to, such Lender).

                         SECTION 1.03. Guarantee Unconditional. Subject to the provisions of Section 1.04 and the Consolidated Credit Agreement, the obligations of IGL hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                         (i) any rescission, extension, renewal,
                    settlement, compromise, waiver or release in respect of any obligation of either Borrower under the Consolidated Credit Agreement, by operation of law or otherwise;

                        (ii) any modification or amendment of or supplement
                    to the Consolidated Credit Agreement; provided that any such modification, amendment or supplement which increases the obligations of IGL hereunder shall not be effective as to IGL without its consent.

                       (iii) any guarantee or any release, impairment,
                    non-perfection or invalidity of any direct or indirect security for any obligation of either Borrower under the Consolidated Credit Agreement;

                        (iv) any change in the corporate existence,
                    structure or ownership of either Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting either Borrower or their respective assets, or any resulting release or discharge of any obligation of either Borrower contained in the Consolidated Credit Agreement;

                         (v) the existence of any claim, set-off or other
                    rights that IGL may have at any time against either Borrower, any Agent, any Lender or any other corporation or person, whether in connection herewith or any unrelated transactions (including, without limitation, any default in the payment by either Borrower, or any other person of any fees payable to IGL in respect of its guarantee hereunder); provided that, subject to any subordination agreements relating to any such claims, nothing herein shall prevent the assertion of any such claim by separate suit or
                    compulsory counterclaim;

                        (vi) any invalidity or unenforceability relating to
                    or against either Borrower for any reason of the Consolidated Credit Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by either Borrower of the Obligations or any other amount payable by either Borrower under the Consolidated Credit Agreement;

                       (vii) any other act or omission to act or delay of
                    any kind by either Borrower, any beneficiary of this Guarantee, or any other corporation or person, or any other circumstance whatsoever, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to IGL's obligations hereunder or to the Obligations;

                      (viii) any failure of any beneficiary of this
                    Guarantee to assert any claim or demand or to enforce any right or remedy against either Borrower under the provisions of the Consolidated Credit Agreement, any other security document, any intercreditor document or any other loan document; or

                        (ix) any failure of any beneficiary of this
                    Guarantee to exercise any right or remedy against any other guarantor (including any subsidiary) of the Obligations.

                         SECTION 1.04. Reduction of Principal Amounts Covered by Guarantee. Pursuant to Section 2.07(c) of the Consolidated Credit Agreement, the aggregate of the Commitments under the Tranches shall be automatically and permanently reduced, ratably among the Lenders in accordance with the amounts of their respective Commitments under the Tranches as set forth therein. Subject to the provisions of
               Section 1.05, the aggregate principal amount of the Loans, and reimbursement obligations (including cash collateralization obligations) in respect of Letters of Credit (collectively, "Principal Obligations"), covered by the guarantee obligations of IGL hereunder and in respect of which demands for payment may be made under this Guarantee shall, during each of the periods set forth below (each, a "Coverage Period"), be limited to the maximum aggregate amounts set forth below opposite such Coverage Period:

                                                  Aggregate
                    Coverage Period               Principal Amount


                    Through February 14,
                    1999

                            $50,000,000                     $35,000,00
                    From February 15,
                    1999 through
                    February 14, 2000

                            From                            $15,000,00
                    February 15, 2000
                    through January, 31
                    2001

                            After                           $0
                    January 31, 2001


                                 Notwithstanding the foregoing, this
               Guarantee (i) shall remain in full force and effect at all times after a Coverage Period in an amount equal to the amount set forth opposite such Coverage Period above with respect to accrued and unpaid Principal Obligations in respect of which demand for payment under this Guarantee was duly made on IGL during such Coverage Period; provided that the aggregate liability of IGL under this Guarantee in respect of payment of Principal Obligations shall not in any event exceed $50,000,000 and (ii) shall cover the full amount of any interest accrued and unpaid on Principal Obligations in respect of which a demand for payment is or could (assuming such amount were due and unpaid) be made on IGL under this Guarantee on or before January 31, 2001 (except as provided in Section 1.05). In addition, notwithstanding the foregoing, all Obligations of the Borrowers for payment of amounts other than principal of and interest on the Loans (including, without limitation, in respect of indemnities, reimbursement of costs, yield protection, redeployment costs, tax gross-ups and reasonable expenses) shall be covered by IGL's guarantee hereunder without limitation, except to the extent any such payment obligation is attributable solely to a Principal Obligation, or interest on a Principal Obligation which, pursuant to the foregoing provisions, is not at the time covered by IGL's guarantee hereunder. During any Coverage Period, claims may be made on IGL hereunder in respect of any and all Principal Obligations not paid when due up to the full aggregate amount of Principal Obligations set forth opposite such Coverage Period in the table above, notwithstanding that
               (i) the aggregate amount of Principal Obligations under the Consolidated Credit Agreement may exceed the amount set forth in such table or (ii) only a portion of the Principal Obligations are at the time due and unpaid; provided, however, that the aggregate liability of IGL under this Guarantee in respect of Principal Obligations shall not in any event exceed $50,000,000.

                                 SECTION 1.05.  Discharge only upon
               Payment in Full. Subject to the provisions of Section 1.04, IGL's obligations hereunder shall remain in full force and effect until the earliest of the date on which (x) the commitments under the Consolidated Credit Agreement shall have terminated and the Obligations (other than contingent indemnification obligations) shall have been paid in full,
               (y) payment has been made hereunder or (z) Chase or its Affiliates shall reduce their respective Commitments and/or sell participations in outstanding Loans such that their aggregate Commitments then outstanding under the Consolidated Credit Agreement as of such date shall be less than 25% of the total Commitments then outstanding as of such date. If at any time any Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of either Borrower or otherwise, IGL's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at the time initially paid and if a demand for payment under this Guarantee could have been made in respect of such Obligation on such initial payment date or on any date thereafter in accordance with the provisions of
               Section 1.04 (assuming nonpayment of such Obligation when due on such initial payment date) then demand for payment may be made hereunder in respect of such Obligation notwithstanding the provisions of Section 1.04.

                                 SECTION 1.06.  Waiver by IGL.  Except to
               the extent set forth in Section 1.02 and as provided in the Consolidated Credit Agreement, IGL irrevocably waives acceptance hereof, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any notice not provided for herein or in the Consolidated Credit Agreement, as well as any requirement that at any time any action be taken by any beneficiary of this Guarantee, corporation or person against either Borrower, any other guarantor or any other entity or person.

                                 SECTION 1.07.  Stay of Acceleration.  If
               acceleration of the time for payment of any Obligation or any other amount payable by either Borrower under the Consolidated Credit Agreement is stayed upon the insolvency, bankruptcy or reorganization of either Borrower, all such amounts otherwise subject to acceleration under the terms of the Consolidated Credit Agreement shall nonetheless be payable by IGL hereunder as if no such stay was in effect.


                                        ARTICLE II

                              REPRESENTATIONS AND WARRANTIES

                                 SECTION 2.01.  Representations and
               Warranties. (a) As of the date hereof and each other date upon which such representations and warranties are required to be made or deemed made pursuant to Section 6.01(i) of the Consolidated Credit Agreement, and for so long as this Guarantee shall remain in effect, IGL shall be deemed to have made to each Lender, Issuing Bank and Agent each of the representations and warranties of IGL contained in
               Article IV of the IGL Credit Agreement, as may be in effect from time to time, which representations and warranties, along with the definitions of the terms utilized therein and any related provisions, as the same may be amended, restated, waived or otherwise modified from time to time, are hereby incorporated by reference herein and shall apply with the same force and effect as though set forth herein in their entirety; provided, however, for purposes of IGL making the representations and warranties required of it under this Section 2.01, any references to the "Agreement" in the representations and warranties contained in
               Article IV of the IGL Credit Agreement shall be deemed to be references to this Guarantee.


                                       ARTICLE III

                                        COVENANTS

                                 SECTION 3.01.  Financial Covenants of
               IGL. (a) IGL covenants and agrees that from and after the date hereof and so long as this Guarantee shall remain in effect with respect to it and until all of the Obligations for which it is liable hereunder have been paid or terminated, unless the Required Lenders otherwise provide prior written consent, it will at all times comply with each of the Financial Covenants in the IGL Credit Agreement, as in effect from time to time (after giving effect to any period of grace applicable to any such Financial Covenant and specified in the IGL Credit Agreement), which Financial Covenants, along with the definitions of the terms utilized therein and any related provisions, are hereby incorporated by reference herein and shall apply with the same force and effect as though set forth herein in their entirety.

                                 (b)  The financial covenants in effect
               pursuant to paragraph (b) above shall be deemed to be automatically amended, restated, waived or otherwise modified, as applicable, as of the date that the equivalent Financial Covenant in the IGL Credit Agreement shall effectively be amended, restated, waived or otherwise modified, as applicable, pursuant to the terms thereof.

                                 SECTION 3.02.  Delivery Requirements.
               (a) IGL shall promptly deliver a copy of any amendment, restatement, waiver or modification of the IGL Credit Agreement to the Administrative Agent (provided that the failure to deliver such amendment, restatement, waiver or modification shall in no way affect any automatic modification of an equivalent financial covenant hereunder pursuant to Section 3.01(b)). Whenever and on each occasion that the IGL Credit Agreement is replaced by or refinanced with a successor IGL Credit Agreement, IGL shall forthwith deliver a complete and accurate copy of such successor IGL Credit Agreement to the Administrative Agent (provided that the failure to deliver such agreement shall in no way affect any automatic modification of an equivalent financial covenant hereunder pursuant to Section 3.01(b)).

                                 (b)  IGL shall promptly deliver to the
               Administrative Agent, at the time they become available,
               (1) copies of all financial statements, reports and proxy statements which it shall have sent to its stockholders generally and (2) copies of all regular and periodic reports, if any, which IGL shall file with the SEC or any national securities exchange.



                                        ARTICLE IV

                                      MISCELLANEOUS

                                 SECTION 4.01.  Conditions to
               Effectiveness. (a) It shall be a condition precedent to the effectiveness of this Guarantee that:

                                      (i) the Administrative Agent shall
                                 have received a certificate from IGL
                                 dated the date hereof and signed by a
                                 Financial Officer of IGL, confirming that
                                 (i) the representations and warranties on the part of IGL contained in this Guarantee shall be true and correct in all material respects at and as of the date hereof and (ii) no Event of Default in respect of IGL shall have occurred and be continuing on the date hereof or would result after giving effect to this Guarantee;

                                     (ii) the Administrative Agent shall
                                 have received on behalf of itself and the Lenders, a favorable written opinion (addressed to Administrative Agent and the Lenders and dated the Effective
                                 Date) of New York counsel in a form
                                 satisfactory to the Administrative Agent and its counsel;

                                    (iii) all legal matters incident to
                                 this Guarantee shall be satisfactory to
                                 the Lenders, the Issuing Banks and to
                                 Cravath, Swaine & Moore, special counsel for the Agents;

                                     (iv) the Administrative Agent shall
                                 have received (w) a copy of the
                                 Certificate of Incorporation, including
                                 all amendments thereto, of IGL, certified as of a recent date by the Secretary of State of the state of Delaware, and a certificate from such Secretary of State as to the good standing of IGL as of a recent date and the filing of all franchise tax returns and the payment of all franchise taxes required by law to be filed and paid by IGL to the date of such certificate; (x) a certificate of the Secretary or Assistant Secretary of IGL dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the By-laws of IGL as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of IGL authorizing the execution, delivery and performance of this Guarantee, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Certificate of Incorporation and By-laws of IGL attached thereto have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (w) above or the date of the certificate furnished pursuant to clause (x) above, as applicable, and (D) as to the incumbency and specimen signature of each officer executing this Guarantee or any other document delivered in connection herewith on behalf of IGL; and (y) a certificate of another officer of IGL as to the incumbency and specimen signature of the applicable Secretary or Assistant Secretary executing the certificate pursuant to clause (x) above.

                                 (b)  Upon the satisfaction of the
               conditions precedent set forth in Section 4.01(a) and the execution of this Guarantee by a duly authorized officer of IGL, this Guarantee shall amend and restate the FTX Guarantee Agreement in its entirety and the FTX Guarantee Agreement, in its form immediately prior to the effectiveness of this Guarantee, shall be of no further force and effect.

                                 SECTION 4.02.  Successors and Assigns.
               Subject to Section 1.05, this Guarantee shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Issuing Banks, IGL, the Agents and their respective successors and assigns, except that IGL may not assign, delegate or transfer any of its rights or obligations hereunder or any interest herein (and any such attempted assignment, delegation or transfer shall be void).

                                 SECTION 4.03.  Waivers; Amendments.
               (a) No failure or delay of any Lender, Issuing Bank or Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders, the Issuing Banks and the Agents hereunder and under the other documents and agreements entered into in connection herewith are cumulative and not exclusive of any rights or remedies which they would otherwise have. Except as provided in the Consolidated Credit Agreement, no waiver of any provision of this Guarantee or consent to any departure by IGL therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Except as provided in the Consolidated Credit Agreement, no notice or demand on IGL in any case shall entitle IGL to any other or further notice or demand in similar or other circumstances.

                                 (b) This Agreement (including any
               provision hereof) may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between IGL and the Administrative Agent, with the prior written consent of the Required Lenders.

                                 SECTION 4.04.  Survival of Guarantee.
               All covenants, agreements, representations and warranties made by IGL herein shall be considered to have been relied upon by the Lenders, the Issuing Banks and the Agents and shall survive the making by the Lenders of the Loans, or the issuing of Letters of Credit by the Issuing Banks regardless of any investigation made by the Lenders or Issuing Banks, as applicable, or on their respective representatives or agents, and, subject to the provisions of Section 1.04, shall continue in full force and effect only as long as the principal of or any accrued interest on any Loan, L/C Disbursement, Fee or other fee or amount payable (other than contingent indemnification obligations) under the Loan Documents is outstanding and unpaid and only so long as the Commitments have not been terminated or have not expired and, in no event (other than as provided in Section 1.05), later than January 31, 2001.

                                 SECTION 4.05.  Governing Law; Submission
               to Jurisdiction. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. IGL hereby submits to the nonexclusive jurisdiccttion of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Guarantee. IGL irrevocably waives, to the fullest extent permitted by law, any objection that either such party may not or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                                 SECTION 4.06.  Waiver of Jury Trial.  IGL
               hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee.

                                 SECTION 4.07.  Notices.  All notices,
               requests and other communications shall be in writing (including facsimile transmission or similar writing) and shall be mailed or sent by the sending party to: (i) in the case of IGL, at its address set forth in Section 10.01 of the Consolidated Credit Agreement or as otherwise notified to the beneficiaries of this Guarantee or (ii) in the case of any other party, at its address set forth in the Loan Documents.


                                 IN WITNESS WHEREOF, IGL has caused this
               Guarantee to be duly executed by its officer thereunto duly authorized, as of the day and year first above written.



                                                     IMC GLOBAL INC.,

                                                     by /s/ Lynn F. White

                                                       Name: Lynn F. White
                                                      Title: Senior Vice
                                                             President and
                                                             Acting Chief
                                                             Financial
                                                             Officer

                                                        Name:
                                                        Title: